UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2009
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XMH  CORP. 1
(Exact name of registrant as specified in its charter)
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Delaware	1-8501	36-3217140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Wacker Drive, Suite 608
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 780-7407
(Registrant’s telephone number, including area code)

HARTMARX CORPORATION
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its meeting on December 16, 2009, the Board of Directors of XMH Corp. 1, formerly known as Hartmarx Corporation (the “Company”), approved an amendment and restatement of the Company's by-laws reducing the number of directors constituting the entire Board of Directors.  Effective on December 16, 2009, the Company's amended and restated by-laws reflect the following changes:

●           Reduction in the Number of Directors.  The number of directors constituting the entire Board of Directors has been reduced from nine (9) to three (3).  See Article II, Section 2.

●           Clarification of Board Action.  Added new section clarifying the power of the Board of Directors to take any and all actions and exercise any all powers, notwithstanding any previous delegation to any Committee of the Board of Directors.  See Article II, Section 17.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Company's Amended and Restated By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

3-B-1	Amended and Restated By-laws of XMH Corp. 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XMH CORP. 1

Date: December 22, 2009	By:	/s/ Taras R. Proczko
Taras R. Proczko
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
3-B-1	Amended and Restated By-laws of XMH Corp. 1.